Exhibit 10.28

THE RIGHTS AND OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED AND SUBJECT TO THE RIGHTS OF THE SENIOR CREDITORS IDENTIFIED HEREIN, PURSUANT TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

SUBORDINATED PROMISSORY NOTE

$6,266,900	Long Beach, CA
November 17, 2006

FOR VALUE RECEIVED, the undersigned, Obagi Medical Products, Inc. a Delaware corporation (the “Company”), promises to pay to the order of McNamara Family Irrevocable Trust Under Agreement Dated December 17, 2004 (the “Holder”), the principal sum of Six Million Two Hundred Sixty Six Thousand Nine Hundred dollars ($6,266,900) in immediately available funds in lawful money of the United States of America, together with interest from and after the date hereof on the unpaid principal balance of this Note.

Capitalized terms not defined elsewhere in this Note shall have the meanings assigned to them in Exhibit A.

1.             Accrual of Interest. The unpaid principal balance of this Note shall bear interest at a per annum rate equal to the sum of (i) the Prime Rate in effect from time to time plus 250 basis points (2.50%) (the “Adjustable Rate”). This Note shall not be construed to require payment of any interest in excess of the maximum amount permitted by applicable law.

2.             Principal and Interest Payments.

(a)           Payment Schedule. This Note shall be due and payable in equal quarterly installments of principal and interest accrued on the unpaid principal amount of this Note from time to time at the Adjustable Rate, until payment in full of this Note, in an amount sufficient to amortize the principal of this Note in full in 20 consecutive quarterly installments, each installment to be due and payable (i) on the last Business Day of each calendar quarter commencing on March 31, 2007 and continuing through December 31, 2011 or (ii) immediately upon acceleration, voluntary prepayment or as otherwise provided for in this Note. On December 31, 2011 all principal, interest and other sums accrued under this Note and unpaid shall be due and payable in full, subject to Sections 3 and 4 hereof. The due dates of any payments not made in whole or in part hereunder in compliance with the provisions of Sections 3 and 4 hereof shall be extended to the next Business Day upon which such payments are permitted to be made pursuant to said Sections 3 and 4.

(b)           Prepayment. This Note may be prepaid at any time, in whole or in part, without premium or penalty, but with accrued and unpaid interest on the amount prepaid through the date of prepayment.

(c)           Method of Payment. Payments of principal and interest shall be made to the Holder at such address as it may specify from time to time in a written notice to the Company in the manner provided in Section 7. If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

3.             Restriction and Limitation of Payments.

(a)           Restriction of Payments. Notwithstanding Section 2(a) hereof, no payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, shall be made on account of any principal and interest on this Note and all other amounts owing with respect hereto, including, without limitation amounts received pursuant to claims for damages, rights of rescission or other rights under or in respect of this Note (the “Note Debt”) or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt, by or for the account of the Company or any of its Subsidiaries, unless (i) no Merrill Lynch Event of Default has occurred and is continuing (including if, after giving effect to such distribution, the Company is unable to demonstrate compliance with the covenants set forth in Article 6 of the Merrill Lynch Credit Agreement (or, as the case may be, the financial covenants set forth in any replacement Merrill Lynch Credit Agreement) recomputed for the most recently ended quarter for which information is available) and the Company and Subsidiaries are in compliance with all other terms and conditions of the Merrill Lynch Credit Agreement, (ii) if such payment or distribution is made prior to the Merrill Lynch Commitment Expiry Date, the Merrill Lynch Revolving Loan Limit minus the Merrill Lynch Revolving Loan Outstanding is equal to or greater than $2,000,000, (iii) the aggregate of all such payments hereunder or under any similar arrangements described in Section 5.4 of the Merrill Lynch Credit Agreement (whether voluntary or mandatory on the part of the Company) after January 28, 2005 do not exceed $1,500,000 in any Fiscal Year and do not exceed $5,000,000 in the aggregate from and after January 28, 2005, and (iv) such payment or distribution is not then prohibited by the terms of any replacement Merrill Lynch Credit Agreement.

(b)           Limitation of Payments. In an event of an insolvency of the Company and/or upon and during the continuance of a Senior Default by the Company, the Company will not make any payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, made on account of any Note Debt or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt by or for the account of the Company or any of its Subsidiaries.

(c)           Withholding Rights. The Company shall be entitled to deduct, withhold and offset from any payment to or amount due to the Holder pursuant to this Note such amounts, if any, as (i) the Company or OMP, Inc. is or was required by any provision of federal, state or local tax law to deduct and withhold from the Holder or Austin McNamara in connection with (A) any payments due to the Holder hereunder, or (B) the redemption of the shares of capital stock of the Company held by the Holder in consideration of the issuance of this Note and the shares of capital stock of the Company held by McNamara Family Trust in consideration of the issuance of the note issued to McNamara Family Trust or for any other consideration, or (ii) any tax authority asserts against the Company or OMP, Inc. (including without limitation taxes, interest, penalties, additions to tax and the Company’s or OMP, Inc.’s associated costs, attorney’s fees and other fees) under any provision of federal, state or local tax law in connection with the exercise by the Holder, Austin McNamara or

McNamara Family Trust of options to purchase any or all of the shares of capital stock of the Company that were held by the Holder or McNamara Family Trust and were redeemed in consideration of the issuance of this Note or the note issued to McNamara Family Trust or for any other consideration. All amounts that are so withheld by the Company shall be promptly paid to the applicable tax authorities, except to the extent that they were so paid by the Company or OMP, Inc. prior to the withholding pursuant to this Section 2(c), and, as a condition of payment hereunder and by acceptance of this Note or payment hereunder, the Holder irrevocably waives any claims for specific performance. If any federal tax statute of limitations for the Company or OMP, Inc. for its 2005 or any subsequent taxable year is extended during the term hereof, then the Company shall withhold from any subsequent payment to or amount due to the Holder pursuant to this Note a reasonable amount to cover the Company’s or OMP, Inc.’s potential liability to tax authorities for such taxable year in connection with (i) or (ii) above until the issue of any such potential liability has been resolved or such statute has expired without the assertion of any such liability by a tax authority, at which time all amounts that were so withheld shall be paid to the applicable tax authorities and/or paid to the Holder, depending on the resolution. All amounts that are withheld by the Company and paid to the applicable tax authorities pursuant to this Note shall be treated for all purposes of this Note as having been paid to the Holder.

(d)           No Event of Default. The limitation of or failure to make a payment on account of the Note Debt by reason of any provision of this Section 3 shall not be an Event of Default hereunder.

4.             Subordination of Note.

(a)           Generally. The Company, for itself and its successors and assigns, and the Holder by its acceptance of this Note or payment hereunder, agree that the payment of the Note Debt by the Company is subordinated, to the extent and in the manner provided in Sections 3 and 4, hereof, to the prior payment in full of all Senior Indebtedness, and that the Company shall not make and the Holder shall not accept or receive any payment of the Note Debt in contravention of the provisions of Sections 3 and 4, hereof. Section 4 and the provisions hereof are made for the benefit of the Senior Creditors, whether existing on the date hereof or hereafter becoming Senior Creditors, and each such Senior Creditor is entitled to rely upon the provisions of Sections 3 and 4, hereof, for purposes of becoming a holder of or continuing to hold Senior Indebtedness, is made an obligee under Sections 3 and 4, hereof, and may enforce its provisions.

(b)           Payment of Principal, Interest or other Amounts. No payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, shall be made on account of principal, interest or any other amount of any Note Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Note Debt, by or for the account of the Company or any of its Subsidiaries, at any time during which any Senior Indebtedness shall remain unpaid or any commitment to lend or otherwise provide additional Senior Indebtedness shall remain outstanding. Notwithstanding the foregoing, subject to Section 3 hereof and to the extent permitted under the Merrill Lynch Credit Agreement and under any other agreement evidencing Senior Indebtedness, the Company may make regularly scheduled payments of principal and accrued interest as provided in this Note in accordance with Section 2(a) hereof; provided, that, no payment or distribution of any kind shall be made (including upon the maturity of this Note) whether by acceleration or otherwise by the Company or accepted by Holder if, at the time of such payment or distribution a Senior Default (including, without limitation, a breach of Section 5.4(a)(y) of the Merrill Lynch Credit Agreement or (as the case may be) a breach of any of the restricted payments or restricted distributions covenants of any replacement Merrill Lynch Credit Agreement) exists or would result therefrom or any commitment to lend or otherwise provide additional Senior Indebtedness remains outstanding.

(c)           Subordination on Dissolution, Liquidation or Reorganization.

(i)            Upon any distribution of assets of the Company in any Insolvency Proceeding (other than in connection with a reorganization or readjustment of the Company, in which case clause (ii) shall apply):

(A)          the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all Senior Indebtedness and the commitments of all Senior Creditors to lend or otherwise provide Senior Indebtedness shall be terminated before the Holder is entitled to receive any payment from the Company of principal or interest on this Note; and

(B)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of Sections 3 and 4, hereof, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Senior Creditors or their representatives to the extent necessary to make payment in full of the Senior Indebtedness remaining unpaid.

(ii)           In any Insolvency Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash or other property, to which the Holder is entitled pursuant to a plan of reorganization or debt adjustment shall be paid by the liquidating trustee or other Person making such payment or distribution directly to the Senior Creditors or their representatives until payment in full of all Senior Indebtedness.

(iii)          The Company will give prompt written notice to the Holder of the commencement of any Insolvency Proceeding by or against the Company.

(iv)          Each Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Holder or otherwise), but shall have no obligation, to file claims and proofs of claim on account of the Subordinated Indebtedness and to vote such claims in any Insolvency Proceeding.

(d)           Specific Performance. Each Senior Creditor is hereby authorized to demand specific performance of the provisions of Sections 3 and 4, hereof, whether or not the Company shall have complied with any of the provisions hereof that are applicable to it, at any time that the Holder shall have failed to comply with any of the applicable provisions of Sections 3 and 4, hereof, to it.

As a condition of payment hereunder and by acceptance of this Note or payment hereunder, the Holder irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

(e)           Subrogation Rights. If any cash or other property otherwise payable or deliverable to the Holder shall have been applied to the payment of any Senior Indebtedness, then the Holder shall be subrogated, from and after such time as such Senior Indebtedness shall have been paid in full and all commitments of the Senior Creditors to lend or otherwise provide Senior Indebtedness shall be terminated, to any rights of any holder of such Senior Indebtedness to receive any further payments or distributions of assets of the Company applicable to such Senior Indebtedness until this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of Sections 3 and 4, hereof, shall, as between the Company and its creditors other than the Senior Creditors on the one hand, and, the Holder of this Note on the other hand, be deemed to have been made as a payment by the Company to or on account of any Senior Indebtedness.

(f)            Obligation of the Company. Nothing contained in Sections 3 and 4, hereof, or elsewhere in this Note is intended to or shall impair, as between the Company and the Holder, the obligations of the Company to pay to the Holder the principal of, and interest on, this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and the creditors of the Company other than the Senior Creditors, nor shall anything herein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights under Sections 3 and 4, hereof, of the Senior Creditors in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(g)           Subordination Rights Not Impaired. No right of any present or future holders of Senior Indebtedness to enforce subordination as provided herein shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Creditors may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor (subject, in all cases to the terms contained in the definitions of Senior Indebtedness) and release, sell or exchange such security and otherwise deal freely with the Company and its assets, all without impairing the provisions of Sections 3 and 4, hereof, or affecting the liabilities and obligations of the parties to such arrangements or the Holder, and the Holder, by acceptance of this note or payment hereunder, irrevocably waives any right to receive notice of any of the foregoing and any right to require any Senior Creditor to marshal any security for Senior Indebtedness or to enforce any lien now or hereafter granted to secure Senior Indebtedness, or to pursue any claim against any obligor in respect of Senior Indebtedness, as a condition to the effectiveness of Sections 3 or 4, hereof, or otherwise.

(h)           No Event of Default. The limitation of or failure to make a payment on account of the Note Debt by reason of any provision of Section 4, hereof, shall not be an Event of Default hereunder.

(i)            Turnover of Prohibited Payments. As a condition to future payment hereunder, if any payment or distribution of any character, whether in cash or other properties, shall be received by the Holder in contravention of any of the terms of Sections 3 or 4, hereof,  such payment or distribution shall be received by the Holder in trust for the benefit of, and shall be paid or delivered and transferred to, the holders of the Senior Indebtedness outstanding at the time in accordance with the priorities then existing among such holders, or to a trustee or agent for the benefit of the Senior Creditors, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to effect payment in full of such Senior Indebtedness after giving effect to any concurrent payment or distributions to Senior Creditors. In connection with any payment or distribution of cash or property of the Company in any Insolvency Proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Person or Persons entitled to receive payment from the Holder, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all of the facts pertinent thereto or to Sections 3 and 4, hereof.

(j)            Enforcement of Note Debt. Until the Senior Indebtedness shall be paid in full and all commitments of the Senior Creditors to lend or extend credit constituting Senior Indebtedness shall be terminated, the Holder shall not (i) accelerate the payment of or otherwise declare due and payable any of the Note Debt prior to when it otherwise is due and payable in accordance with Section 2, hereof, (ii) commence or join with any other creditor in commencing any Insolvency Proceeding,  (iii) take any other action to collect or enforce any right to receive any payment on account of the Note Debt, or (iv) initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Indebtedness or any liens and security interests securing the Senior Indebtedness.

(k)           Reinstatement. The provisions of Sections 3 and 4, hereof, shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the filing by or against the Company of any Insolvency Proceeding, all as if such payment had never been made.

5.             Default and Acceleration.

(a)           Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(i)            the Company (x) shall fail to pay any principal under this Note when due, or (y) shall fail to pay any interest accrued on this principal amount of this Note when due and such failure shall continue for 30 days (for the avoidance of doubt, the failure to make a payment on account of the Note Debt by reason of any provision of Sections 3 or 4, hereof, shall not be deemed to be a default or an Event of Default hereunder); or

(ii)           an Insolvency Proceeding shall occur and, if such Insolvency Proceeding resulted from the entry by a court of competent jurisdiction of an order or decree that (x) is for relief against the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, (y) appoints a custodian of the Company or any of its Subsidiaries for all or any substantial part of its assets, or (z) orders the liquidation of the Company or any of its Subsidiaries, such order or decree shall remains unstayed and in effect for forty-five (45) days, or any dismissal, stay, rescission or termination thereof ceases to remain in effect; or

(iii)          the Company shall fail to comply with any agreement contained in this Note and such failure shall continue for a period of 30 days from the date the Holder notifies the Company (pursuant to Section 7 hereof) of such failure by the Company (for the avoidance of doubt, failure to comply with any agreement contained in the Note by reason of any provision of Sections 3 and 4, hereof, shall not be deemed to be an Event of Default hereunder);

then in any such event (other than an event with respect to the Company described in clause (ii)  of this Section) the Holder, at its option, may, without notice to the Company, declare the outstanding principal amount hereof, together with all accrued but unpaid interest thereon, to be (and the same shall thereupon become) immediately due and payable; and in the event that an Event of Default specified in clause (ii) shall occur, the outstanding principal amount hereof, together with all accrued and unpaid interest hereon shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in any such case payment thereof shall be subject to the provisions of Sections 3 and 4, hereof, if any Senior Indebtedness has not been paid in full as provided herein, and no such declaration shall be made or other action taken to collect or enforce payment under this Note unless otherwise permitted by Sections 3 or 4, hereof, as applicable.

(b)           Collection Costs. If this Note is collected by or through an attorney at law, the Company agrees to pay, in addition to all unpaid principal and interest thereon as provided in this Note, reasonable costs of collection of the Holder (including, without limitation, reasonable attorneys’ fees and court costs actually incurred by the Holder).

(c)           Interest after Default. From and after the occurrence and during the continuance of an Event of Default, in lieu of the interest accruing as provided in Section 2, hereof, interest on the unpaid principal balance of this Note shall accrue at a per annum rate equal to the Default Rate.

6.             Waivers. The Company hereby expressly waives presentment, demand, protest, notice of protest, notice of dishonor and any and all lack of diligence or delays in collection or enforcement of this Note; provided, that the Company’s obligations to the Holder shall be subject to the provisions of Sections 3 and 4, hereof.

7.             Notices. Each notice, authorized or required to be given under this Note must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States mail, certified or registered mail and return receipt requested, address as follows:

(i)            in the case of the Company, the address for the Company shown below; and

(ii)           in the case of the Holder, the address shown below or such other address as may be specified by the initial Holder or any successor Holder of this Note by a written notice to the Company given in the manner provided in this Section 7; and

Address for the Holder:

McNamara Family Irrevocable Trust Under Agreement Dated December 17, 2004
10202 Sycamore Cir.
Villa Park, CA 92861

Address for the Company:

Obagi Medical Products
310 Golden Shore
Long Beach, California 90802
Attention:              Chief Financial Officer

8.             Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

9.             No Security. This Note and the indebtedness evidenced hereby are unsecured. In the event that Holder shall at any time have any liens or security interests in any Collateral, Merrill Lynch Capital, shall be deemed authorized by Holder to file UCC termination statements sufficient to terminate the liens and security interests in favor of Holder with respect to such Collateral, and, as a condition to payment hereunder, the Holder shall promptly execute and deliver to Merrill Lynch Capital, such releases and terminations as Merrill Lynch Capital shall reasonably request to effect the release of the liens and security interests of Holder in such Collateral. In furtherance of the foregoing, Holder hereby irrevocably appoints Merrill Lynch Capital its attorney-in-fact, with full authority in the place and stead of Holder and in the name of Holder or otherwise, to execute and deliver any document or instrument which Holder may be required to deliver pursuant to this Section 9.

10.          Assignment and Transfer. The Holder may not assign, sell, negotiate, pledge, hypothecate or otherwise transfer all or any part of this Note to any Person, without the prior written consent of the Company. Senior Creditors and every assignee or transferee of any of the Senior Indebtedness shall be entitled to rely upon and shall be the third party beneficiaries of Sections 3 and 4 hereof and shall be entitled to enforce such terms and provisions to the same extent as if such Persons were initially a party hereto.

11.          Miscellaneous. This Note may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing executed by the party against whom enforcement thereof is sought.

12.          Acknowledgement. As a condition of payment hereunder and by acceptance of this Note or payment, Holder hereby acknowledges that the Merrill Lynch Credit Agreement contains limitations and restrictions that may prohibit, condition or restrict any payment or distribution of any kind, whether direct or indirect and whether in cash, securities or other property, to be made by OMP, Inc. to the Company which may be required to permit the Company to make such payment or distribution on account of the Note Debt or in respect of any purchase, redemption, retirement or other acquisition of any Note Debt or for the account of the Company or any of its Subsidiaries.

IN WITNESS WHEREOF, the Company has duly executed this Note as of the date and year first above written.

Obagi Medical Products, Inc.

By:	/s/ Steve Carlson
	Name:	Steve Carlson
	Title:	President and CEO

Exhibit A

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capitalized Lease Liabilities” shall mean all obligations of a Person under leasing or similar arrangements which, in accordance with generally accepted accounting principles in effect from time to time in the United States (“GAAP”), are or would be classified as capitalized leases.

“Collateral” shall mean any and all of the now existing and hereafter acquired real and personal property of the Company and any and all additional property and interests in property that secures all or any portion of the Senior Indebtedness.

“Default Rate” shall mean a per annum rate of interest equal to the sum of (x) the per annum rate of interest otherwise accruing on the principal balance of this Note, plus (y) an additional 200 basis points (2.00%) per annum.

“Event of Default” has the meaning given to such term in Section 5 hereof.

“Fiscal Year” shall mean a fiscal year of the Company, ending on December 31 of each calendar year.

“Indebtedness” of any Person shall mean, without duplication,

(a)           all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

(b)           all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c)           all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

(d)           whether or not so included as liabilities in accordance with GAAP:

(i)            all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and

(ii)           all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a), (b), (c) or (d)(i) above, or clause(e) below; and

(e)           all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its capital stock or other equity or ownership interests at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another’s option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

“Insolvency Proceeding” shall mean, with respect to the Company or any of its Subsidiaries, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against the Company or such Subsidiary of an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or for the winding up or liquidation of its affairs, or the repossession or seizure by a creditor of the Company or such Subsidiary of a substantial part of its property or assets, which case is not dismissed within 90 days; or (c) the Company or such Subsidiary shall commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of the Company or such Subsidiary or for any substantial part of its property or assets or make any general assignment for the benefit of creditors; or (d) the Company or such Subsidiary shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Merrill Lynch Capital” shall mean Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc, as administrative agent.

“Merrill Lynch Commitment Expiry Date” shall mean the Commitment Expiry Date defined in the Merrill Lynch Credit Agreement.

“Merrill Lynch Credit Agreement” shall mean the Credit Agreement dated as of January 28, 2005 among the Company, OMP, Inc., the financial institutions or other entities from time to time parties thereto, and Merrill Lynch Capital, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time; provided, however, that the limitations and restrictions on payments and distributions on account of any principal and interest on this Note shall not be more limiting or restrictive in any refinanced or replacement Merrill Lynch Credit Agreement than such limitations and restrictions set forth in the Merrill Lynch Credit Agreement as in effect on the date hereof.

“Merrill Lynch Event of Default” shall mean a Default or an Event of Default defined under the Merrill Lynch Credit Agreement.

“Merrill Lynch Revolving Loan Limit” shall mean the Revolving Loan Limit defined in the Merrill Lynch Credit Agreement.

“Merrill Lynch Revolving Loan Outstanding” shall mean the Revolving Loan Outstanding defined in the Merrill Lynch Credit Agreement.

“Note Debt” has the meaning given to such term in Section 3 hereof.

“paid in full” or “payment in full” shall mean the indefeasible receipt by Senior Creditors of all Senior Indebtedness in cash or in immediately available funds or, in the case of Senior Indebtedness constituting obligations in respect of letters of credit, bankers acceptances and other contingent obligations (other than indemnity obligations that are not then due and payable or for which any events or claims that would give rise thereto are not then pending), the receipt of cash collateral or irrevocable standby letters of credit in amounts and on terms and conditions provided in the documentation governing such Senior Indebtedness.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority.

“Prime Rate” shall mean a fluctuating rate of interest per annum as publicly quoted in the Wall Street Journal (or any successor to it) as the prime rate for interest rate determinations for commercial banks from time to time. Changes in the rate of interest shall take effect on the date of each change in the Prime Rate.

“Senior Creditor” shall mean a Person who is the holder, payee or obligee of any Senior Indebtedness.

“Senior Default” shall mean a default or event of default under any instrument or agreement governing any Senior Indebtedness or any other agreement or document executed and delivered in connection therewith, including, without limitation a Merrill Lynch Event of Default.

“Senior Indebtedness” shall mean, collectively, all Indebtedness and obligations of the Company including, without limitation, any of its obligations under the Merrill Lynch Credit Agreement and such other Indebtedness and obligations which the Company at any time shall determine and designate as being prior and senior to the Note Debt hereunder, including, without limitation, the Company’s present and future obligations to secured lenders; provided, however, that, in any event, Senior Indebtedness shall not include (a) trade payables incurred in the ordinary course of business, (b) any accrued expenses (excluding any expense which constitutes an Obligation (as defined in the Merrill Lynch Credit Agreement)) of the Company, or (c) any indebtedness or other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to this Note, or ranks pari passu with any Note Debt.

“Subsidiary” of any Person means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of capital stock or other equity or ownership interests having voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such Person. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.